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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of our report dated November 3, 2000, relating to the combined financial statements of the Dresser-Rand Compression Services Rental and Packaging Division, a division of Dresser-Rand Company, which appears in the Current Report on Form 8-K/A of Hanover Compressor Company dated November 13, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

February 5, 2001